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                                                                    EXHIBIT 10.8


                                 FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

                         CARL KARCHER ENTERPRISES, INC.



     This First Amendment (the "Amendment") to Employment Agreement dated January 1, 1994, between Carl Karcher Enterprises, Inc. (the "Company") and Carl
N. Karcher ("Founder"), is made effective as of November 1, 1997 (the "Effective Date"), by and between the Company and Founder.


                                 R E C I T A L S

     A. The Company and Founder entered into an Employment Agreement (the "Agreement") on January 1, 1994 whereby the Company agreed to employ the Founder for a term of five (5) years from the date of the Agreement.

     B. The Company and Founder now desire to amend the Agreement to extend the employment term and to modify other provisions thereof as set forth herein.


                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and agreements set forth herein, the parties hereby agree as follows:

     1. Employment Term. Section 3 of the Agreement shall be amended in its entirety to read as follows:

               "3. Employment Term. Founder shall be employed under this Agreement for a term of ten (10) years from the date of execution of this Agreement (the "Employment Term"), commencing on the date hereof and terminating on the close of business on December 31, 2003, unless sooner terminated as provided in Section 7."

     2. Management Bonus Pool. Commencing on the Effective Date and continuing through the Employment Term, Founder shall become eligible to participate in any management incentive compensation bonus pool plans, which at inception shall be the EPIC Bonus Pool, including cash or stock option bonus pool plans, approved by the Company's Board of Directors, such participation to be on terms comparable to those afforded to other executive management employees. Except for payments pursuant to predetermined formula bonus plans, the payment and amount of any bonus shall be based upon the recommendation of the Chief Executive Officer of the Company, and upon approval by the Compensation Committee of the Board of Directors based upon the performance of his duties under the Agreement, as amended.



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     3.   Stock Options. In addition to Founder's rights to participate in the
Company's option plan as set forth in Section 4.c. of the Agreement, on the expiration of the original term of the Agreement, January 1, 1999, the Founder shall receive a grant of fully vested options to purchase 100,000 shares of common stock of CKE Restaurants, Inc., a Delaware corporation and the parent of the Company ("CKE"), at a per share option exercise price equal to the fair market value of CKE's common stock at the time of the grant.

     4. Termination Upon Death. Section 7.e. of the Agreement shall be amended in its entirety to read in full as follows:

               "7.e. Death. Upon the death of Founder, any compensation due to Founder for services rendered prior to the date of termination as a result of his death will be paid to Founder's estate within ten (10) days of termination, and thereafter, Margaret Karcher shall receive payment of Founder's salary for one full year following Founder's death and, thereafter, the Retirement Benefits for the balance of her life."

     5. Additional Benefits. A new section, "Section 6.d. Prayer and Opening Remarks at Meetings of Shareholders." shall be added to the Agreement and shall read in full as follows:

               "6.d. Prayer and Opening Remarks at Meetings of Shareholders. Founder shall be entitled, at each meeting of shareholders of CKE, to say an opening prayer and to present a brief, positive opening statement. This Section 6.d. shall survive termination of this Agreement and shall continue to be in full force and effect for the duration of Founder's life."

     6. Definitions. Terms used but not defined in this Amendment shall have the respective meanings assigned to them in the Agreement.

     7. Counterparts. This amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall constitute one Amendment.

     8. Terms and Conditions of Agreement. Except as specifically amended by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.



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     IN WITNESS WHEREOF, this Amendment is executed by the undersigned as of the date first written above.

                                        /s/ CARL N. KARCHER
                                        ----------------------------------------
                                        Carl N. Karcher


                                        CARL KARCHER ENTERPRISES, INC.

                                        By: /s/ WILLIAM P. FOLEY
                                            ------------------------------------
                                            William P. Foley, Chief Executive
                                            Officer













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